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                                                                 EXHIBIT 10.4

                                     L E A S E

     This Lease ("Lease") is made on this 21st day of January, 1998, by and between Attache Publishing Services, Inc., a Colorado Corporation ("Landlord"), and Renaissance Entertainment, Corp. ("Tenant").

     1.   DEFINITIONS.

          A. "LEASED PREMISES" shall mean Suite 102, or if necessary to show the area leased, the area shown as such on EXHIBIT A attached hereto and made a part hereof, consisting of 2789 square feet.

          B.   "BUILDING" shall mean the office building located at

                         275 CENTURY CIRCLE
                      --------------------------
                         LOUISVILLE, CO 80027
                      --------------------------

          C. "LEASE COMMENCEMENT DATE" shall mean the earlier of the date of completion of required tenant finish or April 15, 1998, or as may be adjusted pursuant to Paragraph 3(B).

          D. "LEASE TERM" shall mean the period beginning on the Lease Commencement Date and ending five years later.

          E. "BASE RENT" shall mean three thousand and six hundred and two dollars and forty six cents ($3,602.46) per month for the rentable area of square feet, as defined by the Building Owners and Managers Association International, as amended, for the first twelve (12) months of the Lease which shall increase to the Consumers Price Index, All Urban consumers (CPI-U 1982-84-100) over the previous twelve (12) month period per year for each subsequent year of the Lease Term.

          F. "BUILDING OPERATING COSTS" shall mean all expenses, costs and disbursements which Landlord pays to maintain, repair, replace or operate the Building, including, but not limited to, the following:

               (1)  real estate taxes and assessments;

               (2) personal property taxes on personal property used in the common areas of the Building;

               (3)  Landlord's insurance;

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               (4)  utilities for common areas or which are not separately metered to tenants;

               (5) redecorating of the Building's common areas (including painting, carpeting, art work and furnishings);

               (6)  janitorial services;

               (7)  snow removal;

               (8)  landscaping maintenance and replacement;

               (9) parking lot maintenance and repairs (including re-surfacing and re-striping);

               (10) trash removal;

               (11) elevator and heating and air-conditioning maintenance, repair and replacement;

               (12) roof repairs;

               (13) property management costs (including wages, payroll taxes and employee benefits);

               (14) Building Services (including cleaning and building supplies, provision of security services, if any, and tools and equipment for the daily operation of the Building);

               (15) Repair of parking lot signage or car stops.

               Provided, however, that except for the capital improvements listed above, Building Operating Costs shall not include capital improvements, unless they are required due to a change in the law or are reasonably expected to cause a reduction in the cost of operating the Building and, in such event, such expenses shall be amortized in accordance with generally recognized accounting principles. Excluded from Building Operating Costs shall be any expenses incurred by landlord for compliance with Americans with Disabilities Act requirements.

               Building Operating Costs shall include the Tenant's Pro Rata Share of costs of roof renovation or replacement, and replacement of parking lot signage or car stops based upon the estimated life of the renovation or replacement.

          G. "TENANT'S PRO RATA SHARE" shall mean twenty seven Percent (27%) measured in accordance with the standards set by the Building Owners and Managers Association International, as amended.

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          H.   "PERMITTED PURPOSE" shall mean use of the Leased Premises for the following purposes: GENERAL OFFICE USE.

          I. "AUTHORIZED NUMBER OF PARKING SPACES" shall mean any designated parking spaces in the parking lot.

     2.   RENT.

          In consideration of the rents, covenants and agreements contained in this Lease, Landlord leases to Tenant, and Tenant hires and takes from Landlord, the Leased Premises with rent payable as follows:

          A. Tenant covenants and agrees to pay to Landlord the Base Rent and Tenant's Pro Rata Share of Building Operating Costs (collectively referred to hereinafter as "Rent"), without deduction or set-off (unless authorized by this Lease), due and payable in advance on the first day of each month. Rent not paid by the third business day of the month shall be subject to a late charge of Twenty Percent (20%) of the amount due.

          B. Within one hundred twenty (120) days after the beginning of each calendar year, commencing on January 1 of the year following the Lease Commencement Date, Landlord shall give Tenant a statement of Landlord's estimate of Building Operating Costs. Annually, after assessing past and estimated future operating costs data, Landlord may adjust the monthly operating cost payment provided for herein upward or downward to reflect more accurately the anticipated monthly costs. All payments are due thirty (30) days after the revision notice of the new rate.

               As of the end of each calendar year, Landlord shall compute the actual costs of operating the Building for the previous twelve (12) month period. Tenant shall reimburse Landlord within thirty (30) days after notice of any deficiency between estimated operating costs and actual costs. In the event of overpayment by Tenant, Landlord shall pay such excess to Tenant within thirty
(30) days of such notice from Landlord.

               Landlord shall, upon Tenant's written request, deliver to Tenant a written accounting showing how Building Operating Costs were calculated for the Building for any year. In the event Tenant objects to the statement of Building Operating Costs for any year, Tenant and Landlord agree to cooperate in good faith to resolve any such objection. The foregoing notwithstanding, Tenant shall in no way be relieved of its obligation to pay Tenant's Pro Rata Share of Building Operating Costs as calculated by Landlord during the period in which it is cooperating with Landlord to resolve any objections as provided herein.

     3.   USES.

          A. Tenant agrees continuously to use and occupy the Leased Premises for the Permitted Purpose only, and for no other purpose. Tenant covenants to comply with all building, zoning, fire and other governmental laws, ordinances, regulations or rules applicable to the Leased Premises. Tenant shall not do or permit anything to be done in or about the Leased Premises, or bring or keep anything in the Leased Premises that may (i) increase the fire and

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extended coverage insurance premium upon the Building; (ii) damage the
Building; or (iii) constitute waste or be a nuisance, public or private, or menace to tenants of adjoining premises or anyone else.

          B. In the event the Leased Premises are not ready as of the Lease Commencement Date, Tenant's sole remedy shall be the right to an abatement of the Base Rent of each day following the scheduled Lease Commencement Date, for so long as the Leased Premises are not ready, and, in such event, the actual Lease Commencement Date shall be deemed to be the date on which such Leased Premises are ready. No abatement of Rent shall be due, however, if the cause of the delay is due to the fault of the Tenant or due to changes to the plans and specifications by the Tenant.

          C. Tenant shall have a non-exclusive right with other tenants in the Building to use the exterior common areas, including the parking lot, in accordance with Landlord's rules and regulations.

     4.   UTILITIES.

          Depending upon the location of Leased Premises, Landlord may provide to the Leased Premises the following utility services: water, sewer, electricity and gas. Utility charges for which separate billings are not available shall be treated as Building Operating Costs. If heat, light, water and any other utility services are supplied to and metered directly to the Leased Premises, Tenant shall pay the costs thereof, and make any required deposits related thereto. Separate additional charges may be made to Tenant, if Tenant, in Landlord's reasonable judgment, makes unusual or excessive utility system demands where such services are not separately metered. Landlord shall not be liable in any event, nor shall Rent be abated, because of interruption of utility services to the Building, except due to gross negligence on its part.

     5.   BUILDING SERVICES.

          Landlord agrees to maintain all parking and common areas, which shall include lighting, gardening, cleaning, sweeping, painting and window cleaning; and to provide for the Building such other services, including, but not limited to, air-cooling, heating and janitorial services (the "Building Services"). Landlord shall maintain and repair the exterior of the Building, its structural portions and the roof. The cost of Building Services shall be considered a Building Operating Cost.

          Air-cooling and heating shall be furnished by Landlord during normal business hours (from 7:00 a.m. to 6:00 p.m. weekdays), or at such other times as requested by Tenant, in which event Tenant agrees to pay the additional cost of providing such services. Landlord shall not be liable in any event, nor shall Rent be abated, because of interruption of Building Services.

     6.   INSURANCE, INDEMNITY.

          A. Landlord shall secure and maintain throughout the term of this Lease the following insurance coverage which Landlord deems reasonable in amounts and form within Landlord's discretion:

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               (1)  Fire insurance with extended coverage endorsements
     attached in the amount of the full insurable value of the Building;

               (2) Comprehensive public liability insurance (including bodily injury and property damage insurance) for the Building; and

          B. Tenant shall, at its own expense, procure and maintain throughout the term of this Lease:

               (1) Comprehensive public liability insurance, without a deductible, insuring Tenant's activities with respect to the Leased Premises against loss, damage or liability for personal injury or death, Landlord's damage to property or commercial loss occurring on or about the Leased Premises, in amounts no less than One Million, Five Hundred Thousand Dollars ($1,500,000.00) combined single limit; and

               (2) Workmen's compensation insurance in at least the statutory amounts with respect to any work or other operation in or about the Leased Premises.

          C. Landlord and Landlord's mortgagee, if any, shall be named as additional insureds under Tenant's insurance, which shall be primary and non-contributing with any insurance carried by Landlord. Tenant's insurance policy shall contain endorsements requiring thirty (30) days' notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord, as a condition precedent to its taking occupancy of the Leased Premises, a Certificate evidencing such insurance. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for injury to persons or property sustained by Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises from any cause arising at any time, to the extent that said injury is covered by collectable insurance.

          D. Tenant shall indemnify and hold Landlord harmless from and against all demands, suits, fines, liabilities, losses, damages, costs and expenses (including legal expenses) which Landlord may incur or become liable for as a result of any breach by Tenant, its agents, employees, officers, contractors, invitees or licensees of the terms or covenants of this Lease.

     7.   RENEWAL.

          Provided that Tenant is not in default of this Lease, Tenant may renew the Lease Term for a period of two five year options (the "Renewal Term") upon written notice to Landlord at least one hundred twenty (120) days before the end of the Lease Term. The renewal shall be upon the same terms and conditions provided for in this Lease, except for the Base Rent and Lease Term. Tenant shall accept the Leased Premises in its then "as is" condition and Tenant shall not be granted any concessions or other privileges as provided for in this Lease or subsequent amendments unless otherwise agreed by the Landlord. The Base Rent for the extension shall be at the Fair Market Rental Value ("FMRV"), which shall be calculated at the

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then prevailing rate for similar space in comparable buildings located in the same market area as the Building. The Base Rent for the Renewal Term shall increase yearly at the rate of Six Percent (6%).

          Landlord shall notify Tenant of the FMRV within thirty (30) days after receipt of Tenant's notice to renew. Tenant shall have fifteen (15) days from the date of Landlord's notice to dispute, in writing, Landlord's finding of FMRV, and, if not disputed, the FMRV shall be deemed accepted by the parties. If, within ten (10) working days of Tenant's notice of a dispute, the parties have not agreed upon FMRV, the parties may submit the dispute to arbitration under the rules of the American Arbitration Association, whose decision shall be binding. If the parties do not resolve the dispute thirty (30) days prior to the end of the Lease Term, either party may, at its option, declare the renewal notice to be null and void and the Lease shall terminate on the date set forth in Paragraph 1(D).

     8.   REPAIRS.

          Except for Building Services provided by Landlord, Tenant agrees to maintain in a clean, orderly and sanitary condition, and keep in good repair, the interior of the Leased Premises, ordinary wear and tear excepted. Such maintenance and repair shall be at the sole cost of Tenant and shall include, but not be limited to, the maintenance and repair of floor coverings, ceilings and walls, front and rear doors, and all interior glass of the Leased Premises. If Tenant fails to maintain or keep the Leased Premises in good repair and such failure continues for five (5) days after written notice from Landlord, Landlord may perform any such required maintenance and repairs and the cost thereof shall be additional Rent payable by Tenant within ten (10) day of receipt of any invoice from Landlord. Tenant shall not be responsible for any repairs to the leased premises caused by Landlord or Landlord's agents.

     9.   TENANT'S PROPERTY.

          Furnishings, trade fixtures and moveable equipment, if any, paid for by the Tenant and not affixed to the Leased Premises shall be the property of Tenant ("Tenant's Property"). Any furnishings, trade fixtures and moveable equipment paid for by Landlord shall be Tenant's Property, if Tenant has reimbursed Landlord for the cost of such property. On expiration of this Lease, if there is then no Event of Default, Tenant may remove Tenant's Property and shall remove any such property if directed by Landlord. Tenant shall repair or reimburse Landlord for the cost of repairing any damage and disposal expense resulting from removal of Tenant's Property. If Tenant fails to remove such property as required under this Lease, Landlord may do so and Landlord shall not be liable for any loss or damage of Tenant's Property which may occur during Landlord's removal thereof.

          Tenant's Property attached to the Leased Premises and deemed by Landlord, in its sole discretion, to be a fixture shall be Landlord's Property, unless Landlord's written approval is obtained prior to attachment.

          Tenant hereby conveys to Landlord all of Tenant's Property as security for the payment of all sums due hereunder to Landlord. Tenant shall not remove Tenant's Property

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without the Landlord's consent until all payments due have first been paid and discharged. It is intended by the parties that this Lease shall have the effect of a mortgage or lien upon Tenant's Property. On expiration of this Lease, if there is an Event of Default, Landlord may take possession of Tenant's Property and either keep it for its own use or sell the same for the best price that can be obtained at public or private sale. Landlord shall use the proceeds from a sale to satisfy the amount due Landlord, including all costs arising from the sale and shall pay the surplus, if any, to Tenant. If Tenant's Property is offered at a public sale, Landlord may become the purchaser of it.

     10.  IMPROVEMENTS AND ALTERATIONS BY TENANT.

          Subject to the provisions of this Lease and the Workletter attached hereto, Tenant may make such additional improvements or alterations to the Leased Premises which it may deem necessary or desirable, but only with Landlord's prior written approval (which approval shall not be unreasonably withheld). Any such improvements or alterations by Tenant shall be done, at Tenant's expense, by a licensed contractor approved by Landlord, in conformity with plans and specifications approved by Landlord. If requested by Landlord, Tenant shall post a bond or other security reasonably satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a good and workmanlike manner and with materials of the quality and appearance comparable to those in the Building, and shall become the property of Landlord. Prior to the commencement of any work or delivery of any materials to the Leased Premises, Tenant shall furnish Landlord, for its approval, copies of the following:

               (a)  plans and specifications;

               (b) names and addresses of contractors or subcontractors, as applicable;

               (c)  copies of contracts;

               (d)  copies of contractor's insurance certificates;

               (e)  necessary permits; and

               (f) such other items as may be reasonably requested by Landlord to protect itself in connection with the work.

     11.  CASUALTY.

          If the Leased Premises or the Building are destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, then Landlord shall, except as provided below, proceed with reasonable diligence to rebuild and restore the Leased Premises, or such part thereof as may be destroyed or damaged, and during the period of such rebuilding and restoration, this Lease shall remain in full force and effect, and Rent shall be abated in the same ratio as the square footage in the portion of the Leased Premises rendered untenantable, if any, shall bear to the total square footage of the Leased Premises. If

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Landlord shall reasonably determine that such destruction or damage cannot be rebuilt and restored within one hundred eighty (180) days, it shall so notify Tenant within thirty (30) days after the occurrence of such damage or destruction. In such event, either Landlord or Tenant may, within twenty
(20) days after such notice, terminate this Lease. If neither party terminates this Lease during such twenty (20) day period, this Lease shall remain in effect and Landlord shall diligently proceed to rebuild and restore the Leased Premises, and Rent shall abate as set forth above.

          Anything to the contrary notwithstanding, in the event the Leased Premises are rendered untenantable due to the fault or neglect of Tenant, its agents, employees, visitors or licensees, there shall be no abatement of Rent as provided above.

     12.  ASSIGNMENT AND SUBLETTING.

          Tenant shall not assign or sublet, or permit assigning or subletting of this Lease, the Leased Premises or any part thereof, respectively, without first obtaining the written consent of Landlord. Any consent of Landlord, unless specifically stated therein, shall not relieve Tenant from its obligations under this Lease. The sale of all or a majority of Tenant's stock, a majority ownership interest or the sale of all or substantially all of its assets shall constitute an assignment.

          Tenant agrees to pay Landlord's reasonable attorneys' fees in connection with any proposed assignment or subletting.

     13.  LIENS.

          Tenant shall keep the Leased Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant, except the lien contained in Paragraph 9. In the event a lien is filed against Tenant, the Leased Premises or the Building on account of any work performed, materials furnished or obligations incurred by Tenant, then at the written request of Landlord, Tenant shall post a bond, or other security reasonably satisfactory to Landlord, as protection against any expenses, cost or liability incurred by Landlord as a result of such lien. The bond shall be posted (or other security acceptable to Landlord shall be provided) within ten
(10) days of receipt of such written request by Landlord, or Landlord shall have the option to terminate this Lease in accordance with Paragraph 21 below.

     14.  CONDEMNATION.

          If the whole or any part of the Leased Premises, excluding parking areas, shall be taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Leased Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining term shall be reduced in the proportion that the total square footage of the Leased Premises is reduced by the taking. If a partial taking or sale of the Building or the Leased Premises (i) substantially reduces the area of the Leased Premises, resulting in a substantial inability of Tenant to use the Leased Premises for the Permitted Purpose, or (ii) renders the Building not viable to Landlord, Tenant in the case of

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(i), or Landlord in the case of (ii), may terminate this Lease by written notice to the other party to be effective when the portion is taken or sold. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenant's trade fixtures and relocation costs, provided such awards do not reduce Landlord's award. Nothing contained herein shall diminish Tenant's right to deal on its own behalf with the condemning authority.

     15.  SECURITY DEPOSIT.

          The Tenant deposited with the Landlord, simultaneously with the execution of this Lease, the sum of four thousand and eight hundred and eighty dollars and seventy five cents ($4,880.75) (the "Security Deposit") as security for the Rent payable hereunder, for the return of the Leased Premises in good order and condition, and the performance of each and every one of the covenants, conditions and agreements herein stipulated. The said sum shall not be applicable to the payment of Rent by the Tenant, or any other charges for which it may become liable under this Lease, and such deposit shall, in no way, relieve Tenant from the faithful performance of all covenants and conditions hereby imposed upon it. Landlord may use so much or all of the Security Deposit for payment of past-due obligations of Tenant, and, upon notice and demand from Landlord, Tenant shall, within five (5) days, pay sufficient sums to restore the Security Deposit to its original amount. Landlord agrees that at the termination of this Lease, or at the termination of any extension thereof, the deposit shall be returned to Tenant thirty (30) days after the Leased Premises have been vacated in good order and condition, provided that the Tenant shall have complied in all respects with the terms, covenants and conditions herein. In the event of a sale or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to its vendee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit.
In such event, Tenant agrees to look solely to the new landlord for the return of said deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

     16.  CONDITION OF LEASED PREMISES.

          By taking possession hereunder, Tenant acknowledges that it has examined the Leased Premises and has determined it is suitable for Tenant's Permitted Purposes.

     17.  RULES AND REGULATIONS.

          Tenant agrees it shall not bring, nor will it allow its agents, employees, invitees or others claiming under Tenant to bring dogs, cats or any other animals to the Building or Leased Premises. Tenant and its agents, employees, invitees, or those claiming under Tenant shall at all times observe, perform and abide by all rules and regulations promulgated by Landlord, from time to time.

     18.  PARKING.

          Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of such facilities. Landlord reserves the right in its absolute

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discretion to determine whether parking facilities are becoming overcrowded and, in such event, to allocate specific parking spaces among Tenant and other tenants or to take such other steps necessary to correct such condition, including, but not limited to, policing and towing. Landlord may, at its own discretion and with at least thirty (30) days' written notice to Tenant, change the location and nature of the parking spaces available to Tenant, its employees and invitees.

     19.  LANDLORD'S ACCESS.

          Tenant shall permit Landlord to enter the Leased Premises at reasonable times for the purpose of inspecting, altering and repairing the Leased Premises and ascertaining compliance by Tenant with the provisions of this Lease. Landlord may also show the Leased Premises to prospective purchasers or, in the case of renters, commencing ninety (90) days prior to the termination of this Lease, during regular business hours and upon reasonable notice, provided that Landlord shall not unreasonably interfere with Tenant's business operations.

     20.  SIGNS.

          Landlord shall provide all signs on the Building and Leased Premises at the time of occupancy. Tenant agrees to place no other signs on or about the Building or Leased Premises. Any subsequent signage changes must be submitted to the Landlord for approval and shall be at Tenant's expense.

     21.  TENANT'S DEFAULT.

          A.   It shall be an "EVENT OF DEFAULT" if:

               (a) Tenant shall fail to pay any monthly installment of Rent or any other charge or payment required of Tenant hereunder within three (3) days of written notice;

               (b) Tenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant, and such violation or failure shall continue for a period of fifteen (15) days after written notice thereof to Tenant by Landlord;

               (c) Tenant shall make a general assignment for the benefit of its creditors or shall file a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief;

               (d) a proceeding is filed against Tenant seeking any relief mentioned above which is not dismissed within thirty (30) days after filing;

               (e) a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property;

               (f) Tenant shall mortgage, assign (except as otherwise provided in this Lease) or otherwise encumber its leasehold interest; or

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               (g)  Tenant shall abandon the Leased Premises.

          B.   If an Event of Default occurs, then Landlord may either:

               (a) give Tenant written notice of Landlord's intention to terminate this Lease on the date of such given notice or any later date specified therein, and on such specified date all of Tenant's and Landlord's rights and obligations under this Lease, except as expressly reserved, shall cease; Landlord's written notice shall operate as a notice to quit, and Landlord may proceed to recover possession of the Leased Premises by any lawful means, including by reentry and repossession; the obligation of Tenant to pay, and the right of Landlord to recover, all Rent and other charges accrued up to the time of termination or recovery of possession by Landlord, whichever is later, together with the costs of collection, including attorneys' fees, shall survive termination of the Lease; or

               (b) without further notice, except as is required by law, reenter and take possession of the Leased Premises, or any part thereof, and repossess the same as Landlord's former estate, and expel Tenant and those claiming through or under Tenant and remove the effects of either or both without being deemed guilty of any manner of trespass, without being deemed to have elected to terminate this Lease, and without prejudice to any remedies for arrears of rent, preceding breaches of covenants, or loss of profits; after reentering and repossessing the Leased Premises without terminating this Lease, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof, on behalf of Tenant, for such term or terms and at such rent or rents, and upon such other terms and conditions as Landlord may deem advisable in its sole discretion (including concessions, free rent and payment of commissions), with the right to make alterations and repairs to the Leased Premises.

          C. In the event Landlord does not elect to terminate this Lease, but, on the contrary, elects to take possession pursuant to Paragraph 21(B)(b), then such repossession shall not relieve Tenant of its obligations and liability under this Lease, all of which shall survive such repossession. In the event of such repossession, at Landlord's option, Tenant shall pay to Landlord:

               (a) all Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any reletting or the value of Landlord's use, if any, of the Leased Premises after deducting all of Landlord's expenses in connection with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, expenses of employees, costs of alterations, expenses of preparation for reletting, rental concessions and free rent. Tenant shall pay such Rent to Landlord on the days on which the Rent would have been payable hereunder if possession had not been retaken; or

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               (b)  all damages proximately resulting from the breach,
     including the cost of recovering the Leased Premises and the present value of the Rent for the balance of the Lease over the reasonable rental value of the Leased Premises for the remainder of the Lease Term.

          D. Any damage or loss sustained by Landlord following Landlord's election to reenter and repossess the Leased Premises without terminating this Lease may be recovered by Landlord, at Landlord's option: at the time of reletting; in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings; be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term.

          E. In addition to the remedies under Paragraphs B and C above, Landlord may also elect to accelerate the Rent and any other sums due hereunder, as damages for loss of the bargain and not as a penalty, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts.

          F. The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

     22.  REMOVAL OF PROPERTY.

          In an Event of Default, Landlord shall have the right, but not the obligation, to remove from the Leased Premises all personal property, fixtures, furnishings and other property located therein, and to store such property in any place selected by Landlord, including, but not limited to, a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property seven (7) days after notice to Tenant, after it has been stored for a period of thirty (30) days or more. The proceeds of such sale shall be applied first to the cost of such sale, second to the payment of the charges for storage, if any, and third to the payment of other sums of money which may then be due from Tenant to Landlord under any of the terms hereof, the balance, if any, to be paid to Tenant.

     23.  QUIET ENJOYMENT, INABILITY TO PERFORM.

          A. If, and so long as, Tenant pays Rent and keeps and performs each and every term, covenant and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Leased Premises without hindrance or molestation by Landlord, subject to the terms, covenants and conditions of this Lease and the Superior Instruments, as defined and provided in Paragraph 32 below.

          B. Landlord shall be entitled to contest any tax or assessment which it deems to be improperly levied against the Building, so long as Tenant's use of the Leased Premises is not interfered with.

          C. Except as provided in this Lease, this Lease and the obligations of Tenant to pay Rent and perform all of the terms, covenants and conditions on the part of Tenant to be performed shall be in no way affected, impaired or excused because Landlord, due to an unavoidable delay, is (a) unable to fulfill any of its obligations under this Lease, or (b) unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations, or (c) unable to supply or is delayed in supplying any equipment or fixtures. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

     24.  HOLD-OVER TENANCY.

          If (without execution of a new lease or written extension) Tenant shall hold over after the expiration of the term of this Lease, Tenant may, at Landlord's election, be deemed to be occupying the Leased Premises as a tenant from month to month, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay Tenant's Share of Building Operating Costs and One Hundred and Fifty Percent (150%) of the then current Rent and to be bound by all of the terms, covenants and conditions as herein specified, so far as applicable.

     25.  ATTORNEYS' FEES.

          In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease, or in the event suit is brought for the recovery of any Rent due under this Lease, or for the breach of any covenant or condition of this Lease, or for the restitution of the Leased Premises to Landlord and/or eviction of Tenant during said Term, or after the expiration thereof, the party prevailing in any such legal action shall be entitled to an award for all legal costs and expenses, including, but not limited to, a reasonable sum for attorneys' fees.

     26.  AMENDMENT, WAIVER.

          This Lease constitutes the entire agreement between the parties. This Lease shall not be amended or modified except in writing by both parties. No covenant or term of this Lease shall be waived except with the express written consent of the waiving party whose forbearance or indulgence in any regard shall not constitute a waiver of such covenant or term. Failure to exercise any right in one or more instances shall not be construed as a waiver of the right to strict performance or as an amendment to this Lease.

     27.  NOTICES.

          All notices required by this Lease shall be in writing and delivered in person, or mailed by U.S. Registered or Certified Mail, return receipt requested, postage prepaid, to the address specified below:

          A.   If intended for Landlord:

               TALAL HAFIZ
               ATTACHE PUBLISHING SERVICES, INC.
               275 CENTURY CIRCLE, SUITE 202
               LOUISVILLE, CO 80027

          B.   If intended for Tenant:

               Renaissance Entertainment, Corp.
               275 Century Circle, Suite 102
               LOUISVILLE, CO 80027

or to such other addresses as either party designates by notice, as provided in this paragraph, to the other party, from time to time. Notice shall be effective as of the date delivered in person or the date postmarked, whichever is sooner.

     28.  BINDING EFFECT.

          Subject to the provisions in Paragraph 12, this Lease shall be binding upon and inure to the benefit of the parties and successors and assigns.

     29.  LIMITATION OF LANDLORD'S LIABILITY.

          A. Landlord shall not be liable to Tenant or to Tenant's employees, agents or visitors, or to any other person or entity, whomsoever, for any injury to person or damage to or loss of property on or about the Leased Premises or the Building caused by the negligence or misconduct of Tenant, its employees, subtenants, licensees or concessionaires, or of any other person entering the Building under the express or implied invitation of Tenant, or arising out of the use of the Leased Premises by Tenant and the conduct of its business therein, or arising out of any breach or default by Tenant in the performance of its obligations hereunder or resulting from any other cause except Landlord's negligence, and Tenant hereby agrees to indemnify Landlord and hold it harmless from any loss, expenses or claims arising out of such damage or injury.

          B. The Tenant agrees that it is Tenant's sole obligation to comply with the provisions of the American's with Disabilities Act ("ADA") with regard to the Leased Premises. Tenant agrees to indemnify, defend and protect Landlord from any claim or suit brought against Landlord for Tenant's failure to comply with the Tenant's obligations to maintain the Leased Premises pursuant to the ADA. This obligation shall not extend to any other parts of the Building, including common areas.

          C. Tenant shall indemnify Landlord with regard to any loss or liability that Landlord may incur as a result of Tenant's negligence or acts with regard to any hazardous substance that is now or hereafter becomes located in or on the Building or the Leased Premises.

     30.  LANDLORD'S RESERVED RIGHTS.

          Without notice and without liability to Tenant, Landlord shall have the right to sell the Building and assign this Lease to the purchaser (and upon such assignment be released from all of its obligations under this Lease which accrue after such assignment). Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise and to recognize such person as Landlord under this Lease, as provided for fully in Paragraph 32 below.

     31.  ESTOPPEL STATEMENT.

          Within twenty (20) days after request by Landlord, its agents, successors or assigns, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, certifying, if applicable (i) that this Lease is in full force and effect, without modification, (ii) the amount, if any, of prepaid rent and security deposit paid by Tenant to Landlord, (iii) that Landlord, as of the date of the certificate, has performed all of its obligations due to be performed under this Lease and that there are no defenses, counterclaims, deductions or off-sets outstanding, or other excuses for Tenant's performance under this Lease, or stating those claimed by Tenant, and (iv) any other fact reasonably requested by Landlord or such proposed mortgagee or purchaser, which does not modify or conflict with Tenant's rights under this Lease. Tenant's failure to deliver such statement in time shall be conclusive upon Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) that there are no uncured defaults in Landlord's performance and Tenant has no right of off-set, counterclaims, defenses or deduction against Rent or Landlord hereunder; and (c) that no more than one period's rent has been paid in advance.

     32.  SUBORDINATION.

          The rights of Tenant hereunder are, and shall be, at the election of any mortgagee, subject and subordinate to the lien of any deeds of trust, mortgages, the encumbrance of any leasehold financing, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building of which the Leased Premises are a part, and to all advances made, or hereafter to be made upon the security thereof (hereafter referred to as the "SUPERIOR INSTRUMENTS"). The foregoing notwithstanding, for any liens or Superior Instruments filed of record after the execution of this Lease, the rights of Tenant under this Lease shall not be subject or subordinated to such liens or Superior Instruments unless the holders thereof execute an attornment and non-disturbance agreement. If requested, Tenant agrees to execute whatever reasonable documentation may be required to further effectuate the provisions of this paragraph.

          Tenant agrees to attorn to any purchaser of the Building, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure, in return for and upon delivery to Tenant by such purchaser or mortgagee, as the case may be, of an attornment and non-disturbance agreement.

     33.  BROKERAGE.

          Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease, except for The Colorado Group, and Tenant agrees to indemnify and hold Landlord harmless against any loss, expense, cost or liability incurred by Landlord as a result of a claim by a broker.

     34.  APPLICABLE LAW.

          This Lease shall be construed according to the laws of the State of Colorado and venue shall be in Boulder County, Colorado.

          IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

                                          LANDLORD:

                                          Attache Publishing Services, Inc.
                                          a Colorado Corporation

                                          By:
                                             ---------------------------------
                                                Talal K. Hafiz, President


                                          TENANT:

                                          Renaissance Entertainment, Corp.

                                          By:
                                             ---------------------------------

                                     EXHIBIT A

                                  LEASED PREMISES

     Leased Premises shall mean the area known as Suite 102 or the area shown on the plan below.